UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
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Securities Exchange Act of 1934

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THE AES CORPORATION
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The following communication was sent to employees of The AES Corporation on June 9, 2026:

June 9, 2026
Hello!
As you may know, AES recently filed its definitive proxy statement for a Special Meeting in connection with our proposed acquisition by a consortium led by Global Infrastructure Partners (GIP), a part of BlackRock, and the EQT Infrastructure VI fund (EQT). AES’ Special Meeting is scheduled for June 26, 2026 at 10:00 AM ET.
View the proxy statement
If you are a stockholder, you should have received a copy of the proxy materials either electronically or by mail, depending on how you hold your shares. Stockholders may obtain a free copy of the proxy statement and other documents that are filed or will be filed with the SEC by AES through the SEC’s website or through AES’ website or by contacting AES’  Investor Relations Team. You should have received communications related to the AES Special Meeting on or around May 22, 2026, from Fidelity (for shares you have been awarded by AES), T. Rowe Price (for shares in your 401k), and from any other accounts where you may hold AES shares.
AES stockholders are encouraged to submit their proxies online or by telephone by following the procedures as described in the proxy statement. The AES Board unanimously recommends a vote FOR all of the proposals described in the proxy statement. The failure to vote will have the same effect as a vote against the proposal to approve the Merger Agreement and the transactions contemplated thereby, including the Merger. The deadline to vote your shares is June 25, 2026 by 11:59 PM ET. If you have any questions or need assistance in voting your shares of AES common stock, please contact our proxy solicitor:
Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor
New York, New York 10022
Stockholders may call Toll Free: (866) 239-1762
Banks and Brokerage Firms may call Collect: (212) 750-5833
Regards,
Paul Freedman
General Counsel
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Important Additional Information and Where to Find It
This communication may be deemed to be solicitation material in respect of the proposed transaction between AES and Horizon Parent, L.P. In connection with the proposed transaction, AES has filed with the Securities and Exchange Commission (“SEC”) a definitive proxy statement on Schedule 14A (the “Proxy Statement”) relating to the approval of the proposed transaction and commenced mailing of the Proxy Statement to its stockholders on or about May 15, 2026. This document is not a substitute for the Proxy Statement or any other document AES has filed or may file with the SEC in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY, BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and security holders may obtain free copies of the Proxy Statement and other documents that are filed or will be filed with the SEC by AES through the SEC’s website at www.sec.gov or through AES’ website at https://www.aes.com/investors/ or by contacting AES’ Investor Relations Team at invest@aes.com.
Participants in the Solicitation
AES, its directors and officers and other employees may be deemed to be participants in the solicitation of proxies from AES’ stockholders in connection with the proposed transaction. Additional information regarding the identity of the participants, including a description of their direct or indirect interests, by security holdings or otherwise, is set forth in the Proxy Statement and other materials filed or to be filed with the SEC in connection with the proposed transaction (if and when they become available). Information relating to the foregoing can also be found in the “Compensation Discussion & Analysis,” “Security Ownership of Certain Beneficial Owners, Directors, and Executive Officers” and “Proposal 1: Election of Directors” sections in AES’ proxy statement for its 2026 annual meeting of stockholders, which was filed with the SEC on March 20, 2026 (the “Annual Meeting Proxy Statement”). To the extent holdings of securities by potential participants (or the identity of such participants) have changed since the information printed in the Annual Meeting Proxy Statement, such information has been or will be reflected on AES’ Initial Statements of Beneficial Ownership on Form 3 and Statements of Change in Ownership on Form 4 that are filed or will be filed with the SEC. You may obtain free copies of these documents (when available) using the sources indicated above.
Cautionary Statement Regarding Forward-Looking Information
The statements contained in this communication and statements that AES may make orally in connection with this communication that are not historical facts, including financial estimates and statements as to the expected timing, completion and effects of the transaction, are forward-looking statements. These forward-looking statements are based on AES’ current expectations, estimates and projections regarding, among other things, the expected date of closing of the transaction and the potential benefits thereof, its business and industry, management’s beliefs and certain assumptions made by AES, all of which are subject to change. Actual results may differ materially from those projected in the forward-looking statements. These forward-looking statements involve risks and uncertainties and investors are directed to the risks discussed in documents filed by AES with the Securities and Exchange Commission, including the Form 8-K and press release filed by AES on March 2, 2026 announcing the transaction and the Proxy Statement provided to AES’ stockholders on or about May 15, 2026 in connection with the transaction.

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The following presentation was displayed by The AES Corporation as part of investor meetings on June 9, 2026:

 Fixed Income Investor Presentation  June 2026

 Legal Disclaimer  2  The information in this presentation does not constitute or form part of, and should not be construed as, an offer or invitation to subscribe for, underwrite or otherwise acquire, any securities of The AES Corporation (the “Company”) or any subsidiary or affiliate of the Company, nor should it or any part of it form the basis, of, or be relied on in connection with any contract to purchase or subscribe for any securities of the Company or any of its subsidiaries or affiliates nor shall it or any part of it form the basis of or be relied on in connection with any contract or commitment whatsoever. Specifically, this document does not constitute a “prospectus” within the meaning of the U.S. Securities Act of 1933, as amended.   Certain statements in the following presentation regarding AES’ business operations may constitute “forward-looking statements.” Such forward-looking statements include, but are not limited to, those related to future earnings, growth and financial and operating performance. Forward-looking statements are not intended to be a guarantee of future results, but instead constitute AES’ current expectations based on reasonable assumptions. Forecasted financial information is based on certain material assumptions. These assumptions include, but are not limited to, accurate projections of future interest rates, commodity prices and foreign currency pricing, continued normal or better levels of operating performance and electricity demand at our distribution companies and operational performance at our generation businesses consistent with historical levels, as well as the execution of PPAs, conversion of our backlog and growth from investments at investment levels and rates of return consistent with prior experience. For additional assumptions see the Appendix to this presentation. Actual results could differ materially from those projected in our forward-looking statements due to risks, uncertainties and other factors. Important factors that could affect actual results are discussed in AES’ filings with the Securities and Exchange Commission including but not limited to the risks discussed under Item 1A: “Risk Factors” and Item 7: “Management’s Discussion & Analysis” in AES’ 2025 Annual Report on Form 10-K, as well as our other SEC filings. AES undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.   Reconciliation to U.S. GAAP Financial Information.   The following presentation includes certain “non-GAAP financial measures” as defined in Regulation G under the Securities Exchange Act of 1934, as amended. Schedules are included herein that reconcile the non-GAAP financial measures included in the following presentation to the most directly comparable financial measures calculated and presented in accordance with U.S. GAAP.

 Legal Disclaimer  3  Important Additional Information and Where to Find It     This communication may be deemed to be solicitation material in respect of the proposed transaction between AES and Horizon Parent, L.P. In connection with the proposed transaction, AES has filed with the Securities and Exchange Commission (“SEC”) a definitive proxy statement on Schedule 14A (the “Proxy Statement”) relating to the approval of the proposed transaction and commenced mailing of the Proxy Statement to its stockholders on or about May 15, 2026. This document is not a substitute for the Proxy Statement or any other document AES has filed or may file with the SEC in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY, BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and security holders may obtain free copies of the Proxy Statement and other documents that are filed or will be filed with the SEC by AES through the SEC’s website at www.sec.gov or through AES’ website at https://www.aes.com/investors/ or by contacting AES’ Investor Relations Team at invest@aes.com.     Participants in the Solicitation  AES, its directors and officers and other employees may be deemed to be participants in the solicitation of proxies from AES’ stockholders in connection with the proposed transaction. Additional information regarding the identity of the participants, including a description of their direct or indirect interests, by security holdings or otherwise, is set forth in the Proxy Statement and other materials filed or to be filed with the SEC in connection with the proposed transaction (if and when they become available). Information relating to the foregoing can also be found in the “Compensation Discussion & Analysis,” “Security Ownership of Certain Beneficial Owners, Directors, and Executive Officers” and “Proposal 1: Election of Directors” sections in AES’ proxy statement for its 2026 annual meeting of stockholders, which was filed with the SEC on March 20, 2026 (the “Annual Meeting Proxy Statement”). To the extent holdings of securities by potential participants (or the identity of such participants) have changed since the information printed in the Annual Meeting Proxy Statement, such information has been or will be reflected on AES’ Initial Statements of Beneficial Ownership on Form 3 and Statements of Change in Ownership on Form 4 that are filed or will be filed with the SEC. You may obtain free copies of these documents (when available) using the sources indicated above.   Cautionary Statement Regarding Forward-Looking Information     The statements contained in this communication and statements that AES may make orally in connection with this communication that are not historical facts, including financial estimates and statements as to the expected timing, completion and effects of the transaction, are forward-looking statements. These forward-looking statements are based on AES’ current expectations, estimates and projections regarding, among other things, the expected date of closing of the transaction and the potential benefits thereof, its business and industry, management’s beliefs and certain assumptions made by AES, all of which are subject to change. Actual results may differ materially from those projected in the forward-looking statements. These forward-looking statements involve risks and uncertainties and investors are directed to the risks discussed in documents filed by AES with the Securities and Exchange Commission, including the Form 8-K and press release filed by AES on March 2, 2026 announcing the transaction and the Proxy Statement provided to AES’ stockholders on or about May 15, 2026 in connection with the transaction.

 Take-Private Transaction Overview  4  Notes: Contains forward-looking statements  1 Enterprise value includes assumption of debt, based on proportional net debt of $22,724 million and a share count of 712 million, as of December 31, 2025. Consolidated net debt was $27,561 million as of December 31, 2025.  2 Premium calculated against AES’ 30-day Volume Weighted Average Share Price as of July 8, 2025, the last full day of trading prior to the first media report of a potential acquisition.  Terms  $15.00 per share price (enterprise value: ~$33.4 billion¹)  ~40.3% premium to AES’ share price2   Dividends expected to continue until the closing  Consortium Members  Consortium led by Global Infrastructure Partners (GIP) and EQT  Co-underwriters: CalPERS and Qatar Investment Authority (QIA)  GIP and EQT: leading organizations with deep experience investing in energy infrastructure businesses  Financing  Consortium will fund 100% of the purchase price with equity  No incremental debt as part of the transaction  Leverage/Investment Grade Metrics  Consortium intends to maintain AES’ existing capital structure   Post-announcement, Moody’s, S&P and Fitch affirmed AES’ ratings and maintained the stable outlook   Timing and Approvals  Expected to close in late 2026 or early 2027   Subject to AES stockholder approval and the receipt of regulatory approvals

 Considerations for Fixed Income Investors of Take Private  5  The transaction strengthens AES’s financial profile with well capitalized infrastructure Sponsors focused on long-term value creation  Commitment to maintaining investment grade credit metrics  Focused on prudent and accretive growth while delivering projects on-time and on-budget  Access to private capital with a long-term horizon, allowing the company to focus on value creation  Well Capitalized, Supportive, and Experienced Infrastructure Sponsors  Access to Capital  Well-Positioned for Sustainable Growth  Elimination of mandatory common dividend enhances financial flexibility   Ability to pursue long-dated investments that are difficult to execute under public market constraints  Focused on stable long-term cash flow growth and resilience  Acquisition by well-capitalized tier-one global infrastructure investors with proven ability to raise equity capital at scale  Improved access to capital supports growth investments, balance sheet optimization, and financial resilience  Notes: Contains forward-looking statements

 AES Business Update  6  Grow long-term contracted renewables focused on corporate customers in the technology sector  Renewables  2  Invest in US utilities to support reliability improvements and data center growth   Utilities  1  Reinvest cash while delivering on intent to transition to a lower carbon, US centric portfolio  Energy Infrastructure  3  Continue to Execute on Our Strategy  Q1 Financial Results  Adjusted EBITDA1 increased 40% year-over-year  $827 million in Q1 2026 vs. $591 million in Q1 2025  Strategic Highlights  Signed 735 MW of PPAs in Q1  Completed construction of 150 MW in Q1  AES Indiana announced 390 MW of data center agreements with Google in April  Realized approximately $200 million of proceeds from monetizing a portion of Fluence ownership in May  Committed to Strong Credit Metrics and an Investment Grade Balance Sheet  Notes: Contains forward-looking statements  A non-GAAP financial measure. See Appendix for Definitions and Reconciliations to the nearest GAAP measure.

 Updated Base Rates in Effect  Distribution rate order issued in Nov 2025  ROE of ~10% and equity layer of 53.9% in effect  Filed Three-Year Rate Plan with PUCO in November 2025  Initiated rate review incorporating three forward-looking test years (2027-2029) in November 2025  2.1 GW of Signed Data Center Agreements  Investment supported by FERC-formula rates  US Utilities Update  7  Partial Settlement for Rate Review Achieved in Q3 2025  After increase, residential rates expected to be at least 15% lower than state average  Final order expected in Q2 2026  Announced Agreement to Serve 390 MW of Data Center Load with Google in April  Agreement covers generation investment and transmission upgrades necessary to serve load  Working toward an agreement to supply an additional 800 MW of load covered by already-executed construction service agreement  Notes: Contains forward-looking statements

 Renewables Update  8  A non-GAAP financial measure. See Appendix for Definitions and Reconciliations to the nearest GAAP measure.  +67%  Renewables Adjusted EBITDA1($ in Millions)  Q1 2026 Backlog  (Capacity in GW)  Signed PPAs Not Yet Under Construction  Under Construction  12.6  GW

  Proposed Transaction Implications on AES’ Business Plan   9  Pre-Transaction  Post-Transaction  Investment in U.S. utilities, growth in contracted renewables, strengthening of balance sheet, return of capital to shareholders  Expect continued focus on execution across segments, with greater capital structure flexibility  3  Strategic Priorities  Publicly traded company subject to short-term market expectations  Private ownership will support longer-term focus on execution and value-creation  1  Ownership Structure  Diversified platform across Utilities, Renewables, Energy Infrastructure, and New Energy Technologies  Expect continued focus on U.S. centric growth and delivering renewables pipeline in key markets  2  Key Business Segments  Demonstrated, long-standing commitment to investment grade credit metrics  Consortium intends to continue to commit to investment grade credit metrics  4  Commitment to Investment Grade Rating  Fixed quarterly dividends  Expected flexible dividend policy based on credit profile, liquidity and cash flow considerations  5  Dividend Policy   Notes: Contains forward-looking statements

 Financial Update  10

 Continued Commitment to Maintaining Investment Grade Metrics  Overview of Key Credit Highlights  11  Notes: Contains forward-looking statements   Long-Term, Contracted Cash Flows From Credit-Worthy Counterparties  3  Diversified Operations Across Fuel Sources, Regions, and Projects  2  U.S. Utilities Provide Stable, Regulated Cash Flows + Growth Upside  1  De-Risked Near-Term Growth Plan Enhances Cash Flow Visibility  4  Minimal Exposure to Regulatory / Policy Risks Following OBBBA   5  6

 Financial and Metrics Update  12  Source: Company data.  1 A non-GAAP financial measure. See Appendix for Definitions and Reconciliations of non-GAAP measures.  2 Total recourse debt adjusted for rating agency equity treatment  Parent Free Cash Flow1 $ in Million  PFCF /   Recourse Debt2  22.4%  22.3%  23.1%  22.3%  22.0%  23.0%  Recourse Debt2 ($mm)  $3,470  $3,765  $3,925  $4,500  $5,025  $5,304  +9.4%  CAGR

 Current Capitalization  13  Source: Company data.   1 Excludes revolver.  Current Recourse Debt Maturity Schedule ($mm)1  Capitalization Table (as of March 31, 2026)  $ in Millions  Q1 2026  Senior Bank Debt  Term Loan 300M 2026  300  Term Loan 500M 2026  500  Drawings on Bank Revolver Facility  445  Total Bank Debt  1,245  Senior Unsecured Bond Debt  Senior Note 900M 5.450% 2028  900  Senior Note 700M 3.950% 2030  700  Senior Note 1,000M 2.450% 2031  1,000  Senior Note 800M 5.800% 2032  800  Total Senior Unsecured Bond Debt  3,400  Hybrid Issuances  Jr Subordinated Note 950M 7.600%  950  Jr Subordinated Note 500M 6.950%  500  50% Equity Treatment  (725)  Total Hybrids  725  Total Parent Debt  5,370  Term loans maturing in December 2026

 Transaction 100% equity-financed with no financing contingency  AES capital structure expected to remain unchanged with no back leverage  Expect to maintain diverse operating businesses across Utilities, Renewables and Energy Infrastructure  Continued focus on US-centric growth and delivering renewables in key Latin American markets  Committed to maintaining investment grade credit metrics  AES will cease paying quarterly dividends at closing  Consortium intends to have a flexible dividend policy going forward  14  Notes: Contains forward-looking statements  Consortium Post Transaction Financing Intentions  Continued Strong Liquidity and Prudent Financial Management on a Go-Forward Basis  AES expected to Benefit from Enhanced Financial Flexibility

 Reconciliations  15

 Reconciliation of Adjusted EBITDA  16  $ in Millions  1Q 2026  1Q 2025  Net Income (Loss)  $275  ($73)  Income Tax Expense (Benefit)  $41  ($17)  Interest Expense  ($353)  ($342)  Interest Income  $65  $69  Depreciation, Amortization, and Accretion of AROs  $433  $337  EBITDA  $955  $554  Less: (Income) Loss from Discontinued Operations  --  --  Less: Adjustment for Noncontrolling Interests & Redeemable Stock of Subsidiaries1  ($232)  ($134)  Less: Income Tax Expense (Benefit), Interest Expense (Income) and Depreciation, Amortization, and Accretion of AROs from Equity Affiliates   $33  $36  Interest Income Recognized Under Service Concession Arrangements  $13  $15  Unrealized Derivative and Equity Securities Losses (Gains)   ($7)  ($1)  Unrealized Foreign Currency Losses  ($20)  ($7)  Disposition/Acquisition Losses (Gains)  $53  $41  Impairment Losses  $10  $33  Loss on Extinguishment of Debt  $8  $8  Restructuring Costs  --  $46  Merger Costs  $14  --  Adjusted EBITDA1  $827  $591  A non-GAAP financial measure. See “Definitions.” The allocation of earnings to tax equity investors from both consolidated entities and equity affiliates is removed from Adjusted EBITDA. NCI also excludes amounts allocated to preferred shareholders during the construction phase before a project becomes operational, as this is akin to a financing arrangement.

 Reconciliation of Segment Adjusted EBITDA  17  $ in Millions  1Q 2026  1Q 2025  Revenue  $820  $666  Total cost of sales excluding depreciation, amortization, and accretion of AROs1  ($477)  ($466)  Other segment items2  ($74)  ($39)  Renewables segment Adjusted EBITDA  $269  $161  Segment-level total cost of sales excluding depreciation, amortization, and accretion of AROs is considered regularly provided to the Chief Operating Decision Maker. Total cost of sales excluding depreciation, amortization, and accretion of AROs includes items such as fuel cost, electricity purchases, transmission charges, supplies, salaries and wages, consulting costs, IT costs, market fees, insurance, and lease expense.  Other segment items for the renewables SBU include business development costs, miscellaneous gains and losses in Other income and Other expense, realized foreign currency gains and losses, earnings from equity affiliates, and adjustment for noncontrolling interest expense.

Reconciliation of Parent Free Cash Flow

$ in Millions	2025	2024	2023	2022	2021	2020
Net Cash Provided by Operating Activities at the Parent Company[2]	$820	$731	$608	$434	$570	$434
Subsidiary Distributions to QHCs Excluded from Schedule 1[3]	$202	$233	$247	$257	$47	$198
Subsidiary Distributions Classified in Investing Activities[4]	$494	$344	$179	$366	$290	$238
Parent-Funded SBU Overhead and Other Expenses Classified in Investing Activities[5]	($294)	($200)	($31)	($149)	($69)	($85)
Other	($3)	($1)	-	($2)	$1	($8)
Parent Free Cash Flow[1]	$1,219	$1,107	$1,003	$906	$839	$777

1. A non-GAAP financial measure. See "Definitions".
2. Refer to Net Cash Provided by Operating Activities at the Parent Company as reported at Part IV—Item 15—Schedule I—Condensed Financial Information of Registrant included in the Company's most recent 10-K filed with the SEC.
3. Subsidiary distributions received by Qualified Holding Companies ("QHCs") excluded from Schedule 1. See "Definitions."
4. Subsidiary distributions that originated from the results of operations of an underlying investee but were classified as investing activities when received by the relevant holding company included in Schedule 1.
5. Net cash payments for parent-funded SBU overhead, business development, taxes, transaction costs, and capitalized interest that are classified as investing activities or excluded from Schedule 1.

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19  $ in Millions  2025  2024  2023  2022  2021  2020  Revolving Credit Facilities  $300  --  --  $325  $365  $70  Term Loan Facilities  --  --  $200  $200  Commercial Paper  $79  --  --  --  --  --  Senior Unsecured Notes  $4,200  $4,300  $4,300  $3,400  $3,400  $3,400  Junior Subordinated Notes  $1,450  $1,450  --  --  --  --  Less: 50% Junior Subordinated Notes Equity Credit  ($725)  ($725)  --  --  --  --  Total Recourse Debt  $5,304  $5,025  $4,500  $3,925  $3,765  $3,470  Reconciliation of Total Recourse Debt

 Definitions  20  EBITDA is defined as earnings before interest income and expense, taxes, depreciation, amortization, and accretion of asset retirement obligations (“AROs”)  Adjusted EBITDA, a non-GAAP measure, is defined as EBITDA adjusted for the impact of Non-Controlling Interest (“NCI”) and interest, taxes, depreciation, amortization, and accretion of AROs of our equity affiliates, adding back interest income recognized under service concession arrangements, and excluding gains or losses of both consolidated entities and entities accounted for under the equity method due to (a) unrealized gains or losses pertaining to derivative transactions, equity securities, and financial assets and liabilities measured using the fair value option; (b) unrealized foreign currency gains or losses; (c) gains, losses, benefits, and costs associated with dispositions and acquisitions of business interests, including early plant closures, and gains and losses recognized at commencement of sales-type leases; (d) losses due to impairments; (e) gains, losses, and costs due to the early retirement of debt or troubled debt restructuring; and (f) costs directly associated with a major restructuring program, including, but not limited to, workforce reduction efforts.  Parent Free Cash Flow, a non-GAAP measure, should not be construed as an alternative to Consolidated Net Cash Provided by Operating Activities, which is determined in accordance with U.S. GAAP. Parent Free Cash Flow is the primary, recurring source of cash that is available for use by the Parent Company. Parent Free Cash Flow is equal to Subsidiary Distributions less cash used for interest costs, development, general and administrative activities, and tax payments by the Parent Company. Management uses Parent Free Cash Flow to determine the cash available to pay dividends, repay recourse debt, make equity investments, fund share buybacks, pay Parent Company hedging costs and make foreign exchange settlements. We believe that Parent Free Cash Flow is useful to investors because it better reflects the Parent Company’s cash available to make growth investments, pay shareholder dividends, and make principal payments on recourse debt. Factors in this determination include availability of subsidiary distributions to the Parent Company and the Company’s investment plan.  Subsidiary Distributions should not be construed as an alternative to Consolidated Net Cash Provided by Operating Activities, which is determined in accordance with US GAAP. Subsidiary Distributions are important to the Parent Company because the Parent Company is a holding company that does not derive any significant direct revenues from its own activities but instead relies on its subsidiaries’ business activities and the resultant distributions to fund the debt service, investment and other cash needs of the holding company. The reconciliation of the difference between the Subsidiary Distributions and Consolidated Net Cash Provided by Operating Activities consists of cash generated from operating activities that is retained at the subsidiaries for a variety of reasons which are both discretionary and non-discretionary in nature. These factors include, but are not limited to, retention of cash to fund capital expenditures at the subsidiary, cash retention associated with non-recourse debt covenant restrictions and related debt service requirements at the subsidiaries, retention of cash related to sufficiency of local GAAP statutory retained earnings at the subsidiaries, retention of cash for working capital needs at the subsidiaries, and other similar timing differences between when the cash is generated at the subsidiaries and when it reaches the Parent Company and related holding companies.  Total Recourse Debt, a non-GAAP measure, is defined as total debt that the Parent Company has an obligation to settle less 50% equity content from junior subordinated notes